                                                                     Exhibit 1.2

                      WESTBOROUGH FINANCIAL SERVICES, INC.
                              UP TO 859,625 SHARES

                                  COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)

                        PURCHASE PRICE: $10.00 PER SHARE

                             SALES AGENCY AGREEMENT

                               ____________, 1999

Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

      Westborough Financial Services, Inc., a Massachusetts corporation in organization (the "Company") and Westborough Savings Bank, Westborough, Massachusetts, a Massachusetts-chartered mutual savings bank (the "Bank"), hereby confirm as of the date hereof their agreement with Trident Securities, Inc., a division of McDonald Investments, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

      1. INTRODUCTION. The Bank intends to reorganize from a Massachusetts-chartered mutual savings bank to the mutual holding company form of ownership, whereby the Bank will convert to a Massachusetts-chartered stock savings bank, to be renamed "The Westborough Bank," as a wholly owned subsidiary of the Company and the Company will become a majority-owned subsidiary of Westborough Bancorp, MHC ("MHC") (the"Reorganization"). The Reorganization will be effected in accordance with the laws of the Commonwealth of Massachusetts and the regulations of the Massachusetts Division of Banks (the "Division"), the Massachusetts Board of Bank Incorporation (the "Bank Board"), the Federal Deposit Insurance Corporation ("FDIC") and the Board of Governors of the Federal Reserve System ("FRB") (such laws and regulations of the Division, Bank Board, FDIC and FRB, are collectively referred to herein as the "Reorganization Regulations"). A

Trident Securities, Inc.
Sales Agency Agreement
Page 2


Combined Application for Mutual Holding Company Reorganization and Merger and Stock Issuance (the "MHC Application") has been filed with the Division, a Combined Application to Establish De Novo Mutual and Stock Savings Banks/Bank Holding Company Application (the "Bank Board Application") has been filed with the Bank Board; a Notice of Intent to Convert (the "Conversion Notice"), a Bank Merger Act Application (the "BMA Application"), an Application for Interim Deposit Insurance (the "Insurance Application") and a Request for Waiver of Depositor Vote (the "Waiver Request") have been filed with the FDIC; and a Bank Holding Company Application on Form FR Y-3 (the "Holding Company Application") has been filed with the FRB (the MHC Application, the Bank Board Application, the Conversion Notice, the BMA Application, the Insurance Application, the Waiver Request and the Holding Company Application, are collectively referred to herein as the "Reorganization Applications"); and all amendments to the Reorganization Applications as required to the date hereof have been filed. The MHC Application includes among other things, the Bank's Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan, adopted on March 15, 1999, and as amended, (the "Plan"). As part of the Reorganization and the Plan, the Bank will establish (i) The Westborough Bank, a Massachusetts-chartered stock savings bank that will succeed to all of the rights and obligations of the Bank as set forth in the Plan, (ii) Westborough Bancorp, MHC, a Massachusetts-chartered mutual holding company, and (iii) the Company. The MHC will own at least 51% of the voting shares of the Company for so long as the MHC remains in existence. The Bank will be a wholly-owned subsidiary of the Company. References herein to the Bank shall include the Bank in its current mutual form or its post-Reorganization stock form as indicated by the context.

      In accordance with the Plan, the Company is offering shares of its common stock, par value $0.01 per share (the "Shares" and the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") in descending order of priority to (i) the Bank's Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of December 31, 1997), (ii) the Bank's Supplemental Eligible Account Holders (defined as holders of deposit accounts totaling $50 or more as of December 31, 1998) and (iii) the Bank's tax-qualified employee benefit plans (I.E., the Bank's Employee Stock Ownership Plan (the "ESOP")). The Bank may offer shares of Common Stock not subscribed for in the Subscription Offering to members of the general public in a community offering, with preference being given to natural persons who reside in the towns of Grafton, Hopkinton, Northborough, Shrewsbury, Southborough and Westborough, Massachusetts (the "Community Offering"), subject to the right of the Company and the Bank, in their absolute discretion, to reject orders in the Community Offering in whole or in part.

      Shares of the Common Stock not otherwise subscribed for in the Subscription and Community Offerings may be offered at the discretion of the Company and the Bank to certain members of the general public on a best efforts basis by a selling group of selected broker-dealers to be managed by Trident (the "Syndicated Community Offering"). The Subscription Offering and the Community Offering and Syndicated Community Offering, if any, are collectively referred to

Trident Securities, Inc.
Sales Agency Agreement
Page 3


herein as the "Offering." Purchases of Shares in the Offering are subject to certain limitations and restrictions as described in the Plan.

      The Company and the Bank have been advised by Trident that it will utilize its best efforts in assisting the Company and the Bank with the sale of the Shares in the Offering. Prior to the execution of this Agreement, the Company has delivered to Trident the prospectus dated as of the date hereof, and all supplements thereto to be used in the Offering. Such Prospectus contains information with respect to the MHC, the Company, the Bank, the Shares and the Reorganization.

      2.    REPRESENTATIONS AND WARRANTIES.

            (a) The Company, the Bank and the MHC jointly and severally represent and warrant to Trident that:

                  (i) The Company has filed with the Commission a registration statement, including a prospectus relating to the Offering and exhibits, and an amendment or amendments thereto, on Form SB-2 (No. 333-80075), for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"); and such registration has been declared effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the best knowledge of the Company and the Bank, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended and supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus", except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Securities Act (together with enforceable published policies and actions of the Commission thereunder, the "Securities Act Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following the completion of the Subscription Offering and the Community Offering, the Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Offering, any additional information with respect to the proposed

Trident Securities, Inc.
Sales Agency Agreement
Page 4


            plan of distribution and any revised pricing information, or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Offering and pricing information pursuant to Rule 424(c) of the SEC Regulations, in either case, in a form reasonably acceptable to the Company and Trident. The Registrations Statement complies in all material respects with the Securities Act and the Securities Act Regulations.

                  (ii) The Bank has filed with the Division the MHC Application, including the Plan, the Registration Statement, the Prospectus and exhibits and supplemental material, and an amendment or amendments thereto, as required, and has published notice of such filing, as required, which application has been or prior to the Closing Date will be approved by the Division; and the Plan has been adopted by the Board of Trustees of the Bank and the corporators of the Bank (by a vote of at least two-thirds of the corporators, including a majority of the Bank's "independent corporators" constituting at least 60% of all corporators, at a meeting specially called to consider the Plan).

                  (iii) The Bank has filed with the Bank Board the Bank Board
            Application, including the stock charter and bylaws of the Bank and exhibits and supplemental material, and an amendment or amendments thereto, as required, and has published notice of such filing, as required, which application has been or prior to the Closing Date will be approved by the Bank Board.

                  (iv) The Bank and the Company have filed with the FDIC the
            Conversion Notice, the BMA Application, the Insurance Application and the Waiver Request, including the Registration Statement, the Prospectus and exhibits and supplemental material, and an amendment or amendments thereto, as required, and have published notice of the filing of the BMA Application and the Insurance Application, as required, and the FDIC has or prior to the Closing Date will have issued a notice of non-objection to the Conversion Notice and has or prior to the Closing Date will have approved the BMA Application, the Insurance Application and the Waiver Request.

                  (v) The Company and the MHC have filed with the FRB the
            Holding Company Application, including exhibits and supplemental material, and an amendment or amendments thereto, as required, and have published notice of such filing, as required, which Application has been or prior to the Closing Date will be approved by the FRB.

Trident Securities, Inc.
Sales Agency Agreement
Page 5


                  (vi) At the Closing Date, the Reorganization and the Offering
            will have been effected in the manner described in the Prospectus and in accordance with the Plan, the Reorganization Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Reorganization and the Offering imposed upon the Company or the Bank by the Commission, the Division, the Bank Board, the FDIC, the FRB, any state regulatory or Blue Sky authority or any other regulatory authority.

                  (vii) No order has been issued by the Commission, the
            Division, the Bank Board, the FDIC, the FRB or any state regulatory or Blue Sky authority preventing or suspending the use of the Prospectus, and no action by or before any such governmental entity to revoke any approval, authorization or order of effectiveness related to the Reorganization or the Offering is pending or threatened.

                  (viii) At the time of the approval of the Reorganization
            Applications by the applicable regulatory authorities (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Reorganization Applications complied and will comply in all material respects with the Reorganization Regulations. The Prospectus contained in the Reorganization Applications (including any amendment or supplement thereto), at the time of the approval of the Reorganization Applications by the applicable regulatory authorities and at all times subsequent thereto until the Closing Date, complied and will comply in all material respects with the Reorganization Regulations.

                  (ix) As of the date hereof (i) the Registration Statement and the Prospectus complied with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information relating to Trident furnished to the Company or the Bank by or on behalf of Trident and expressly provided for use in the Registration Statement or Prospectus.

Trident Securities, Inc.
Sales Agency Agreement
Page 6


                  (x) The Bank is now a Massachusetts-chartered mutual savings bank and upon consummation of the Reorganization will become a Massachusetts-chartered stock savings bank, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and Prospectus. As of the Closing Date, the Company and the MHC, will have been duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full power and the corporate authority to conduct its business and own its property as described in the Registration Statement and Prospectus. The Bank's first-tier subsidiaries, Eli Whitney Security Corporation, One Hundredth Security Corporation and The Hundredth Corporation (individually, a "Subsidiary" and collectively, the "Subsidiaries") have been duly incorporated as Massachusetts corporations. The Company, the MHC, the Bank and the Subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are in full force and effect; the Company, the MHC, the Bank and the Subsidiaries are in all material respects complying with all laws, rules, regulations and orders applicable to the operation of their respective businesses, and none of the Company, the MHC, the Bank or any Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or governmental authorization which, singly or in the aggregate, if subject to an unfavorable decision, ruling or finding, might materially and adversely affect the conduct of the business, or the condition, financial or otherwise, or the income, affairs or prospects of the Company, the MHC, the Bank or any Subsidiary. The Bank is in good standing with the Division; the Bank's charter is in full force and effect; no conservator or receiver has been appointed for the Company, the MHC, the Bank or any Subsidiary.

                  (xi) The Company, the MHC, the Bank and the Subsidiaries have good, marketable and insurable title to all assets material to their businesses and to those assets described in the Prospectus as owned by them, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate reasonably be expected to have a material adverse effect upon the operations or financial condition of the Company, the Bank and the Subsidiaries, taken as a whole; and all of the leases and subleases material to the operations or financial condition of the Company, the Bank and the Subsidiaries, taken as a whole, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

Trident Securities, Inc.
Sales Agency Agreement
Page 7


                  (xii) Each of the Company, the MHC, and the Bank, and each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations, income or prospects of the Company and the Bank taken as a whole.

                  (xiii) The Bank is operating as an insured depository
            institution and the deposit accounts of the Bank in mutual form are, and the deposit accounts of the Bank in stock form will be, insured by the Bank Insurance Fund (the "BIF"), as administered by the FDIC, up to maximum amounts allowed by law.

                  (xiv) Upon consummation of the Reorganization and the
            Offering, all of the outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable; all such stock will be owned directly by the Company, free and clear of all liens, encumbrances, claims or other restrictions; and the Company will have no direct subsidiaries other than the Bank.

                  (xv) The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus; each of the Subsidiaries has been duly organized is validly existing and in good standing under the laws of its jurisdiction of organization with the authority to conduct its business and own its property as described in the Registration Statement and the Prospectus; all of the outstanding stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; all of the outstanding stock of each Subsidiary is owned directly by the Bank free and clear of all liens, encumbrances, claims or other restrictions; and each of the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified would not have a material adverse effect on the operations of the Bank. The activities of the Subsidiaries are permitted to subsidiaries of a Massachusetts-chartered mutual savings bank by the rules, regulations, policies and practices of the Division, the FDIC and any other state or federal authority having jurisdiction over such matters, and such activities are permitted to subsidiaries of a Massachusetts-chartered stock savings bank by the rules, regulations, policies and practices of the Division, the FRB and any other state or federal authority having jurisdiction over such matters.

Trident Securities, Inc.
Sales Agency Agreement
Page 8


                  (xvi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of the Bank, and at the Closing Date, on the part of the Company, and this Agreement is a valid and binding obligation with valid execution and delivery of the Bank and, at the Closing Date, the Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of financial institution holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A of the Federal Reserve Act, 12 U.S.C.
            Section 371c ("Section 23A")).

                  (xvii) As of the date hereof and as of the Closing Date, the
            Company and the Bank are not and will not be in violation of any directive from the Commission, the Division, the Bank Board, the FDIC, the FRB or any other state or federal agency to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commission, the Division, the Bank Board, the FDIC and the FRB) and no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body is or will be pending or, to the knowledge of the Company or the Bank, threatened, which might materially and adversely affect the Reorganization, the Offering, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Prospectus, or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital, properties, affairs or prospects of the Company and the Bank taken as a whole or which would materially affect their respective properties and assets.

                  (xviii) Except as described in the Prospectus, there is no litigation or governmental proceeding pending or, to the best knowledge of the Company

Trident Securities, Inc.
Sales Agency Agreement
Page 9


            or the Bank, threatened against or involving the Company, the Bank or any Subsidiary, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the Company, the Bank and the Subsidiaries, taken as a whole.

                  (xix) The Bank has received the opinion of its counsel,
            Thacher Proffitt & Wood, with respect to the federal income tax consequences of the Reorganization, and an opinion of Wolf & Co., P.C., with respect to the Massachusetts state income tax consequences of the Reorganization, all material aspects of said opinions are accurately summarized in the MHC Application and the Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate and complete, and neither the Company nor the Bank will take any action inconsistent therewith.

                  (xx) The Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, and the Company has all such power, authority, authorizations and orders as may be required to issue and sell the Shares as provided in the Plan and described in the Prospectus, and in the case of the Bank, to issue and sell the shares of its capital stock to the Company as provided in the Plan and described in the Prospectus, subject to the approval of the applicable regulatory authorities and the satisfaction of any conditions of such approval.

                  (xxi) No order has been issued by the Commission, the
            Division, the Bank Board, the FDIC, the FRB or any state regulatory or Blue Sky authority preventing or suspending the use of the Prospectus, and no action by or before any such governmental entity to revoke any approval, authorization or order of effectiveness related to the Reorganization or the Offering is pending or threatened.

                  (xxii) The financial statements together with any related
            notes or schedules thereto which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, income, retained earnings and cash flows of the Bank and the Subsidiaries at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the SEC Regulations and the Reorganization Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities, except as such generally accepted accounting principles may

Trident Securities, Inc.
Sales Agency Agreement
Page 10


            otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

                  (xxiii) There has been no material change in the condition
            (financial or otherwise), results of operations or business, including assets and properties, of the Company, the Bank and the Subsidiaries, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of the Company, the Bank and the Subsidiaries conform to the descriptions thereof contained in the Prospectus. The Company, the Bank or the Subsidiaries have no material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                  (xxiv) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or any Subsidiary pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank or any Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company, the Bank and the Subsidiaries, taken as a whole; all agreements which are material to the condition (financial or otherwise), results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Bank and, as of the Closing Date, the Company threatened any action or proceeding wherein the Company, the Bank or a Subsidiary would be alleged to be in default thereunder.

                  (xxv) None of the Company, the MHC, the Bank or any Subsidiary
            is in violation of its respective charter or bylaws. The execution and delivery hereof and the consummation of the transactions contemplated hereby by the MHC, the Company and Bank do not conflict with or result in a breach of the charter or bylaws of the MHC, the Company, the Bank (in either mutual or stock form) or any Subsidiary, or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation

Trident Securities, Inc.
Sales Agency Agreement
Page 11


            or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or any Subsidiary pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank or any Subsidiary is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations or business of the Company, the Bank and the Subsidiaries, taken as a whole.

                  (xxvi) Subsequent to the respective dates as of which
            information is given in the Registration Statement and Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of the Company, the Bank or any Subsidiary has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Company, the Bank and the Subsidiaries taken as a whole.

                  (xxvii) Upon consummation of the Reorganization and Offering, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date; to the knowledge of the Company and the Bank, the Company has taken all necessary action to make such filings and/or to qualify or register the Shares for offer and sale in the Offering under the securities or Blue Sky laws of all jurisdictions wherein such Shares will be offered which require such filings and/or qualification or registration.

                  (xxviii) All Sales Information used by the Company in
            connection with the Offering that is required by the Reorganization Regulations to be filed as been filed with and approved by the applicable regulatory authority.

                  (xxix)No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such approvals as have been

Trident Securities, Inc.
Sales Agency Agreement
Page 12


            obtained, except for the declaration of effectiveness by the Commission of any required post-effective amendment of the Registration Statement not yet filed, except as may be required by the "blue sky" or securities laws of various jurisdictions, and except as may be required by the conditions of the approval of the Conversion Application by the Division.

                  (xxx) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Application or the Reorganization Applications have been filed with the Commission or the Division or both, as may be required.

                  (xxxi) Wolf & Co., P.C., which has audited the financial
            statements of the Bank at September 30, 1998, 1997 and 1996 and for the three years ended September 30, 1998, 1997 and 1996 included in the Prospectus, is an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 571.2(c)(3).

                  (xxxii) RP Financial, L.C. ("RP Financial"), which prepared the Independent Valuation dated as of September 17, 1999, described in the Prospectus, is independent with respect to the Company and the Bank within the meaning of the Plan and the Reorganization Regulations and the Company and the Bank believe that RP Financial has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Reorganization Regulations.

                  (xxxiii) For the past five years, the Bank and Subsidiaries have timely filed all required federal, state and local franchise tax returns, and no material deficiency has been asserted with respect to such returns by any taxing authorities, and the Bank has paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the condition of the Bank.

                  (xxxiv) All of the loans represented as assets of the Bank on the most recent financial statements of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the financial

Trident Securities, Inc.
Sales Agency Agreement
Page 13


            condition, results of operations or business of the Company, the Bank and Subsidiaries taken as a whole.

                  (xxxv) The records of account holders, depositors and other members of the Bank delivered to Trident by the Bank or its agent for use during the Reorganization have been prepared or reviewed by the Bank and, to the best knowledge of the Company, the Bank and the MHC, are reliable, accurate and complete.

                  (xxxvi) None of the Company, the Bank or the Subsidiaries or to the best knowledge of the Bank and, at the Closing Date, the Company, no employees of the Bank, the Company or the Subsidiaries have made any payment of funds of the Company, the Bank or the Subsidiaries prohibited by law, and no funds of the Company, the Bank or any Subsidiary have been set aside to be used for any payment prohibited by law.

                  (xxxvii) To the best knowledge of the Bank and, at the Closing
            Date, the Company, each of the Company, the Bank and the Subsidiaries is in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants and neither the Bank nor, at the Closing Date, the Company, believes that the Company, the Bank or any Subsidiary is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company, the Bank and the Subsidiaries, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Bank or, at the Closing Date, the Company, threatened against the Company, the Bank or any Subsidiary relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Bank and, at the Closing Date, the Company, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Bank or any Subsidiary or, to the best knowledge of the Bank or, at the Closing Date, the Company, has occurred on, in or at any of the facilities or properties of the Company or the Bank, except such disposal, release or discharge which would not have a material adverse effect on the Company, the Bank and the Subsidiaries, taken as a whole.

                  (xxxviii) All documents delivered by the Company, the Bank or any Subsidiary or their representatives in connection with the issuance and sale of the Shares, except for those documents that were prepared by parties other than the

Trident Securities, Inc.
Sales Agency Agreement
Page 14


            Company, the Bank, and Subsidiary or their representatives, were, on the dates on which they were delivered, true, complete and correct in all material respects.

                  (xxxix) At the Closing Date, the Reorganization and the
            Offering will have been effected in the manner described in the Prospectus and in accordance with the Plan, the Reorganization Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Reorganization and the Offering imposed upon the Company, the Bank or the MHC by the Commission, the Division, the Bank Board, the FDIC, the FRB, any state regulatory or Blue Sky authority or any other regulatory authority.

            (b) Trident represents and warrants to the Company, the Bank and the MHC that:

                  (i)  Trident is registered as a broker-dealer with the NASD.

                  (ii) Trident is validly existing as a corporation in good
            standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

                  (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A).

                  (iv) Each of Trident and, to Trident's knowledge, its
            employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Reorganization is consummated or terminated.

Trident Securities, Inc.
Sales Agency Agreement
Page 15


                  (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order, which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of Trident, or its ability to perform its obligations under this Agreement.

                  (vi) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of Trident, or its ability to perform its obligations under this Agreement.

                  (vii) There is not now pending or, to Trident's knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer, which action or proceeding could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of Trident in its ability to perform its obligations under this Agreement.

      3. EMPLOYMENT OF TRIDENT; SALE AND DELIVERY OF THE SHARES. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts in assisting the Company with the Company's sale of the Shares in the Offering. The employment of Trident hereunder shall terminate (a) forty-five (45) days after the Subscription and Community Offerings close, unless the Company and the Bank, with the approval of the Commissioner of Banks of the Commonwealth of Massachusetts ("the Commissioner") and if necessary, the FDIC, are permitted to extend such period of time, or (b) upon consummation of the Reorganization, whichever date shall first occur.

      In the event the Company is unable to sell a minimum of 552,500 Shares (or such lesser amount as may be permitted by the Commissioner and, the FDIC, if required) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this

Trident Securities, Inc.
Sales Agency Agreement
Page 16


Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8, 9 and 10 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for will be made prior to the commencement of the Subscription and Community Offerings, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

      If all conditions precedent to the consummation of the Reorganization and Offering are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company at 100 East Main Street, Westborough, Massachusetts 01581 or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, and Trident is paid the compensation due hereunder is herein called the "Closing Date."

      Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("Debit Date") following the receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the Debit Date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the Debit Date.

      In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation for its services hereunder:

            (a)(i)a commission equal to 2.0% of the aggregate dollar amount of Common Stock sold in the Subscription Offering and the Community Offering (excluding shares sold to the Company's or the Bank's directors, trustees, officers, employees and the employee benefit plans and "associates" as such term is defined in the Plan, of the Company's or the Bank's directors, trustees and executive officers), and (ii) a commission payable to Trident for any Shares sold by other member firms of the NASD in the Syndicated Community

Trident Securities, Inc.
Sales Agency Agreement
Page 17


      Offering, said commission to be agreed upon by the Company, the Bank and Trident, not to exceed 4.5 %. All such funds are to be payable in next-day funds to Trident on the Closing Date.

             (b) Trident shall be reimbursed for allocable expenses, including but not limited to travel, meals, lodging, communications, legal fees and postage, incurred by it whether or not the Offering is successfully completed; provided, however, that reimbursable legal fees will not exceed $30,000 (excluding out-of-pocket expenses), that other reimbursable expenses will not exceed $15,000 and that neither the Company nor the Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident's reimbursable expenses shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full payment to Trident for reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Reorganization and Offering is not completed and is terminated for any reason, within ten
      (10) business days of receipt by the Company of a written request from Trident detailing its allocable expenses. Trident acknowledges receipt of $_____ advance payment from the Bank which shall be credited against the total payment and reimbursement due Trident hereunder.

            (c) Reimbursement for any expenses of the Company and the Institution set forth in Section 6 hereof to the extent paid by Trident on behalf of the Company or the Institution. Full reimbursement shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company and the Institution of a written request from Trident detailing such expenses.

            (d) Notwithstanding the limitations on reimbursement of Trident for allocable expenses provided in paragraph (b), and notwithstanding any reimbursement of Trident pursuant to paragraph (c) above, in the event that a resolicitation or other event causes the Offering to be extended beyond the expiration date set forth in the Prospectus, Trident shall be reimbursed for its allocable expenses incurred during such extended period, provided that the allowance for allocable expenses provided for in paragraph (b) above have been exhausted and subject to the following: such reimbursement shall be in an amount equal to the product obtained by dividing the reimbursable expenses and legal fees limitations set forth in paragraph (b) above by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (that number of days from the date of the intended close of the Subscription Offering to the closing of the extension of the Subscription Offering).

Trident Securities, Inc.
Sales Agency Agreement
Page 18


      The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Bank shall also pay all expenses of the Reorganization and Offering incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Reorganization and Offering.

      4. OFFERING. Subject to the provisions of Section 7 hereof, Trident is assisting the Company on a best efforts basis in offering a minimum of 552,500 and a maximum of 747,500 Shares, with the possibility of offering up to 859,625 Shares (except as permitted to be increased or decreased by the Commissioner, and the FDIC, if required) in the Subscription Offering and Community Offering. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

      5. FURTHER AGREEMENTS. The Company, the Bank and the MHC jointly and severally covenant and agree that:

            (a) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and through and including the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company, the Bank nor any Subsidiary will issue any securities which will remain issued at the Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business, or enter into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the financial condition or operations of the Company, the Bank and any Subsidiary, taken as a whole.

            (b) If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offerings, the Company (i) will, if required by the Securities Act Regulations, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will, if required by the Securities Act Regulations, file with the Commission a prospectus or prospectus supplement containing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form reasonably acceptable to the Company and Trident.

Trident Securities, Inc.
Sales Agency Agreement
Page 19


            (c) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date (other than shares of Common Stock issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Reorganization and Offering), and the certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations.

            (d) Upon issuance of the Bank's stock charter and bylaws as provided in the Reorganization Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a Massachusetts chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank.

            (e) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

            (f) The Company and the Bank will use their best efforts to cause each Reorganization Application not heretofore approved to be approved by the applicable regulatory authority and will immediately upon receipt of any information concerning the events listed below notify Trident: (i) of the approval of any Reorganization Application not heretofore approved;
      (ii) of the receipt of any comments from the Commission, the Division, the Bank Board, the FDIC, the FRB or any other government entity with respect to the Reorganization or the transactions contemplated by this Agreement;
      (iii) of the request by Commission, the Division, the Bank Board, the FDIC, the FRB or any other governmental entity for any amendment or supplement to the Registration Statement, the Prospectus or any Reorganization Application or for additional information; (iv) of the issuance by the Commission, the Division, the Bank Board, the FDIC, the FRB or any other governmental entity of any order or any other action suspending the Reorganization or the use of the Registration Statement or the Prospectus or any other filing of the Company and the Bank under the Reorganization Regulations, the Act, the SEC Regulations or other applicable law, or the threat of any such action; (v) of the issuance by the Commission, the Division, the Bank Board, the FDIC, the FRB or any other state governmental authority of any stop order suspending the effectiveness of the Registration Statement or any Reorganization Application or of the initiation or threat of any proceedings for such purpose; or (vi) of the

Trident Securities, Inc.
Sales Agency Agreement
Page 20


      occurrence of any event mentioned in paragraph (c) below. The Company and the Bank will make every reasonable effort to prevent the issuance by the Commission, the Division, the Bank Board, the FDIC, the FRB or any of other governmental authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Company and the Bank will provide copies of the foregoing comments, requests and orders to Trident upon receipt of such items.

            (g) During the time when an Prospectus is required to be delivered under the Securities Act, the Company will comply so far as it is able with all requirements imposed upon it by the Securities Act, as now in effect and hereafter amended, and by applicable Securities Act Regulations and Reorganization Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company, the Bank and the MHC, taken as a whole, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for Trident, after consultation with, and the concurrence of counsel to the Company and the Bank, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. None of the Company, the Bank and the MHC will file any amendment or supplement to the Registration Statement, Reorganization Application, or Prospectus without notifying Trident of its intention to do so and providing Trident and its counsel an opportunity to review such amendment or supplement, nor will any of the Company, the Bank and the MHC file or use any such amendment or supplement to which Trident or its counsel shall reasonably object. For the purposes of this subsection, the Company, the Bank and the MHC shall furnish such information with respect to themselves as Trident from time to time may reasonably request. The Company, the Bank and the MHC will comply with any and all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Commission, the Division, the Bank Board, the FDIC, the FRB, any state regulatory or Blue Sky authority or any other governmental entity, including the terms, conditions, requirements and provisions contained in the Reorganization Regulations, the Securities Act, the Securities Act Regulations, the Exchange Act and the rules and regulations promulgated under the Exchange Act.

Trident Securities, Inc.
Sales Agency Agreement
Page 21


            (h) The Company and the Bank have taken or will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or Blue Sky laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

            (i) Appropriate entries will be made in the financial records of the Bank sufficient to establish a Liquidation Account for the benefit of Eligible Account Holders as of December 31, 1997 and Supplemental Eligible Account Holders as of December 31, 1998 in accordance with the requirements of the Reorganization Regulations.

            (j) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the
      Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

            (k) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act, as applicable, prior to the completion of the Offering and shall request such registration statement to be effective upon completion of the Reorganization and Offering. The Company shall maintain the effectiveness of such registration for a minimum period of three (3) years or for such shorter period as may be required by applicable law.

            (l) For a period of three (3) years from the date of this Agreement, the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders and Annual Report on Form 10-KSB for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, all Quarterly Reports on Form 10-QSB and all Current Reports on Form 8-K, and (ii) from time to time, such other public information concerning the Company and the Bank as Trident may reasonably request.

Trident Securities, Inc.
Sales Agency Agreement
Page 22


            (m) The Company and the Bank shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

            (n) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived by Trident.

            (o) The Company and the Bank or its agent shall be responsible for the allocation of shares, based on deposits in the case of account holders in the event of an oversubscription and shall determine final instructions as to the allocation of the shares ("Allocation Instructions") in such event. Trident shall have no liability in respect to the Allocation Instructions or process, and no liability for or related to any denial or grant of a subscription in whole or in part.

            (p) The Company, the Bank and the MHC will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

            (q) At the Closing Date, the Company and the Bank will have completed all conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, Division Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Division.

            (r) The Company will use its best efforts to obtain approval for and maintain quotation of its shares of common stock on the NASDAQ National Market, the approval for which shall be obtained and be effective on or prior to the Closing Date.

            (s) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without Trident's prior written consent, any shares of common stock other than as described in the Prospectus.

            (t) The Company and the Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Subscription and Community Offerings on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the delivery of certificates for the Shares to subscribers or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus.

      6. PAYMENT OF EXPENSES. Whether or not the Reorganization and Offering are consummated, the Company and the Bank shall pay all expenses of the Reorganization and Offering,

Trident Securities, Inc.
Sales Agency Agreement
Page 23


including but not limited to, the following expenses: (a) all regulatory filing fees, including but not limited to those payable to the Commission, the Division, state blue sky authorities and the NASD Corporate Finance Rule), (b) all stock issue and transfer taxes which may be payable with respect to the sale of the Shares, (c) attorneys' fees of the Company and the Bank, (d) attorneys' fees relating to any required state blue sky laws research and filings, (e) telephone charges, (f) air freight, (g) rental equipment, (h) supplies, (i) transfer agent and registrar fees and expenses, (j) auditing and accounting fees and expenses, (k) fees for appraisals and business plans, (l) conversion agent charges, (m) costs of printing and mailing all documents necessary in connection with the Reorganization and Offering, and (n) slide production expenses in connection with any community investor meetings to be held in connection with the Reorganization and Offering.

      7. CONDITIONS OF TRIDENT'S OBLIGATIONS. Except as may be waived by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2(a) hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder and to the following conditions:

            (a) At the Closing Date, Trident shall receive the favorable opinions of Thacher Proffitt & Wood, special counsel for the Company and the Bank, and Tashjian, Simsarian & Wickstrom, counsel to the Bank, dated the Closing Date, addressed to Trident, substantially as set forth in Exhibits B and C, respectively, hereto.

            In rendering such opinions, such counsel may rely as to matters of fact on certificates of officers and directors of the Company, the Bank and the Subsidiaries and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the MHC, the Company and the Bank. Such opinions may be governed by, and interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), and, as a consequence, such opinion is subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and it should be read in conjunction therewith. In addition, the General Qualification set forth in the Accord apply to the opinions set forth in such opinion. Such opinions may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinions, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Bank of this Agreement or the issuance of the Shares.

Trident Securities, Inc.
Sales Agency Agreement
Page 24


            (b) At the Closing Date, Trident shall receive the letter of Thacher Proffitt & Wood, special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, substantially as set forth in Exhibit D, hereto.

            (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, including the sale of the Shares, as herein contemplated and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties, or the fulfillment of any of the conditions, herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby; and all proceedings taken by the Company or the Bank in connection with the Reorganization and the sale of the Shares as herein contemplated, which shall be satisfactory in form and substance to Trident and counsel to Trident.

            (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material change in the condition, financial or otherwise, business or results of operations of the Company and the Bank independently or of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company or the Bank after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus, other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) neither the Company, the Bank nor any Subsidiary shall have received from the Division, the Bank Board, the FDIC, or the FRB any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company, the Bank and any Subsidiary, taken as a whole, with which they have not complied (which direction, if any, shall have been disclosed to Trident) or which would materially and adversely affect its business, operations, financial condition or income; (iv) neither the Company nor the Bank shall have been in default, (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company, the Bank or any Subsidiary, or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Bank, taken as a whole; and (vi) the Shares shall have been qualified or registered for offering and sale by the Company under

Trident Securities, Inc.
Sales Agency Agreement
Page 25


      the securities or Blue Sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

            (e) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized by the Company for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Bank; (ii) since the date the Prospectus became authorized by the Company for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, condition (financial or otherwise) or results of operations of the Company or the Bank and, the conditions set forth in clauses (ii) through (v) inclusive of subsection (d) of this
      Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any state securities or Blue Sky authority; (v) no order suspending the Offering, the Reorganization or the effectiveness of the Registration Statement or Prospectus has been issued and no proceedings for that purpose have been issued and no proceedings for that purpose have been initiated or threatened by the Division, the Bank Board, the FDIC or the FRB; (vi) to the best knowledge of such officers, no person has sought to obtain review of the final action of the Division, the Bank Board, the FDIC or the FRB approving the Plan; and (vii) all of the representations and warranties contained in
      Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

            (f) At the Closing Date, Trident shall receive, among other documents, (i) copies of the letters from the applicable regulatory authority authorizing the use of the Prospectus, (ii) copies of the letters from the applicable regulatory authorities evidencing the corporate existence and insured status of the Bank, the Company and the MHC; (iii) if available, a copy of the letter(s) from the applicable regulatory authorities approving the respective charters of the Bank, the Company and the MHC; (iv) a copy of the order of the Commission declaring the Registration Statement Effective; and (v) copies of the Charters and Articles of Organization of the Company, the MHC, the Bank and each Subsidiary, each certified by the appropriate regulatory authority.

            (g) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Wolf & Co., P.C., independent certified public accountants, addressed to Trident, the Company and the Bank, in substance and form satisfactory to counsel for

Trident Securities, Inc.
Sales Agency Agreement
Page 26


      Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

            (h) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Wolf & Co., P.C., independent certified public accountants, dated the Closing Date and addressed to Trident, the Company and the Bank, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

            (i) At the Closing Date, Trident shall have received a letter from RP Financial, LC., dated as of the Closing Date, confirming the independent valuation.

            (j) As soon as practical after the Closing Date, Trident shall receive a copy of the Bank's Stock Charter, as executed by the appropriate regulatory authority.

      All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Bank shall reimburse Trident for its expenses as provided in
Section 3 hereof.

      8.    INDEMNIFICATION.

            (a) The Company, the Bank and the MHC jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of
      Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Company or the Bank in this Agreement or any breach of warranty by the Company or the Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not

Trident Securities, Inc.
Sales Agency Agreement
Page 27


      misleading any statements contained in (i) any Reorganization Application, the Registration Statement or the Prospectus or (ii) any application (including the MHC Application) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company, the Bank or the Subsidiaries or based upon written information furnished by or on behalf of the Company, the Bank or the Subsidiaries, whether or not filed in any jurisdiction, to effect the Reorganization and Offering or qualify the Shares under the securities laws thereof or filed with the Division, FDIC, FRB, Bank Board or such other applicable regulatory authority, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company, the Bank or the Subsidiaries with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, (B) any written or unwritten statement made to a purchaser of the Shares by any director, officer or employee of the Company or Bank, (C) the inaccuracy of any representation or warranty set forth in Section 2(a) above or the breach of any covenant or agreement of the Company or the Bank set forth herein, and (D) the participation by Trident in the Reorganization and Offering. This indemnity shall be in addition to any liability the Company and the Bank may otherwise have to Trident.

            (b) The Company and the Bank shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of account holders, depositors, and other members of the Bank delivered to Trident by the Bank, the Company or their agents for use during the Reorganization and Offering.

            (c) Trident agrees to indemnify and hold harmless, the Company, the Bank and the Subsidiaries, their officers, directors and employees and each person, if any, who controls, the Company and the Bank and the Subsidiaries within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Company, the Bank or the Subsidiaries with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application; (B) any misrepresentation by Trident in Section 2(b) of this Agreement or the breach of any covenant or agreement of Trident set forth herein; or (C) any liability of the Company or the Bank which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident.

            (d) Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action (whether commenced or threatened), such indemnified

Trident Securities, Inc.
Sales Agency Agreement
Page 28


      party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this
      Section 9 is subject to and limited by the provisions of Section 23A.

      9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 above is for any reason held to be unavailable to Trident, the Company or the Bank other than in accordance with its terms, the Company or the Bank and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and Trident on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and

Trident Securities, Inc.
Sales Agency Agreement
Page 29


Trident on the other shall be deemed to be in the same proportions as the total net proceeds from the Offering received by the Company and the Bank bear to the total fees received by Trident under this Agreement. The relative fault of the Company or the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 9 is subject to and limited by the provisions of Section 23A.

      10. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES. The respective indemnities of the Company, the Bank and Trident and the representations and warranties of the Company and the Bank and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident, the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

      11. TERMINATION. The parties may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

            (a) Trident may terminate this Agreement if any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United

Trident Securities, Inc.
Sales Agency Agreement
Page 30


      States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Reorganization and Offering; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, financial condition or business of the Company, the Bank and any Subsidiary taken as a whole, or if the Company, the Bank or any Subsidiary, taken as a whole, shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the condition or prospects of the Company, the Bank or the Subsidiaries.

            (b) Trident may terminate this Agreement in the event of a material breach of this Agreement by the Company or the Bank at any time after this Agreement becomes effective if such breach is not cured within five (5) days after Trident delivers written notice thereof to the Company and the Bank, and the Company and the Bank may terminate this Agreement in the event of a material breach of this Agreement by Trident at any time after this Agreement becomes effective if such breach is not cured within five
      (5) days after the Company or the Bank delivers written notice thereof to Trident.

            (c) If this Agreement is terminated as provided in this Section, the party terminating this Agreement shall notify the non-terminating party promptly by telephone or telegram, confirmed by letter.

            (d) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3, 6, 8 and 9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount so owing thereunder.

            (e) The Bank may terminate the Reorganization and Offering in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company, the MHC and the Bank shall be required to fulfill their obligations pursuant to Sections 3, 6, 8 and 9 of this Agreement.

            (f) The Company or the Bank may terminate this Agreement if there shall have been a material breach of this Agreement by Trident. All monies paid to Trident shall be returned to the Bank, except for Trident's reimbursable expenses payable pursuant to Sections 3 and 6, hereof.

      12. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and

Trident Securities, Inc.
Sales Agency Agreement
Page 31


confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. Timothy E. Lavelle (with a copy to Housley Kantarian & Bronstein, P.C., 1220 19th Street, N.W., Suite 700, Washington, D.C. 20036, Attention: Howard S. Parris, Esquire) and if sent to the MHC, Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to Westborough Financial Services, Inc., Westborough Bancorp, MHC, Westborough Savings Bank, 100 East Main Street, Westborough, Massachusetts 01581, Attention: Mr. Joseph F. MacDonough, President (with a copy to Thacher Proffitt & Wood, 1700 Pennsylvania Avenue N.W., Washington, D.C. 20006, Attention: Richard A. Schaberg, Esquire).

      13. PARTIES. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Trident when the same shall have been given by the undersigned or any other officer of Trident. Trident shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank.

      14. CONSTRUCTION. Unless governed by preemptive federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina.

      15. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Trident Securities, Inc.
Sales Agency Agreement
Page 32


      Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.


WESTBOROUGH SAVINGS BANK


By: _______________________________
    Joseph F. MacDonough
    President and Chief Executive Officer

Date:


WESTBOROUGH FINANCIAL SERVICES, INC.
(In organization)

By: _______________________________
    Joseph F. MacDonough
    President and Chief Executive Officer

Date:

Agreed to and accepted:


TRIDENT SECURITIES, INC.,
a division of McDonald Investments Inc.


By: _______________________________
    Timothy E. Lavelle
    Managing Director

Date:

                                    EXHIBIT A

            Jurisdictions where Trident is a Registered Selling Agent

Trident Securities, Inc. is a registered selling agent in the jurisdictions listed below:

      Alabama                 Missouri
      Alaska                  Montana
      Arizona                 Nebraska
      Arkansas                Nevada
      California              New Hampshire
      Colorado                New Jersey
      Connecticut             New Mexico
      Delaware                New York
      District of Columbia    North Carolina
      Florida                 North Dakota (Trident Securities, Inc. only,
                              no agents)
      Georgia                 Ohio
      Idaho                   Oklahoma
      Illinois                Oregon
      Indiana                 Pennsylvania
      Iowa                    Rhode Island
      Kansas                  South Carolina
      Kentucky                Tennessee
      Louisiana               Texas
      Maine                   Utah
      Maryland                Vermont
      Massachusetts           Virginia
      Michigan                Washington
      Minnesota               West Virginia
      Mississippi             Wisconsin
                              Wyoming

Trident Securities, Inc. is NOT a registered selling agent in the jurisdictions listed below:

      Hawaii
      South Dakota

                                    EXHIBIT B

                  (i) Upon closing, the Company and the MHC have been duly incorporated; the Company is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; the MHC is validly existing as a mutual holding company in good standing under the laws of its jurisdiction of incorporation; the Bank is validly existing and is in good standing with the Division; and each of the Subsidiaries is validly existing and in good standing under the laws of their respective jurisdictions of organization, each with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                  (ii) The deposit accounts of the Bank in mutual form were, and the deposit accounts of the Bank in stock form are, insured by the Bank Insurance Fund administered by the FDIC up to the maximum amounts allowed by law; and, to such counsel's knowledge, no proceeding for the termination or revocation of such insurance is pending or threatened;

                  (iii) The Bank is a Massachusetts-chartered mutual savings bank, and, at the Closing Date, will become a validly existing Massachusetts-chartered stock savings bank, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                  (iv) The activities of each Subsidiary were permitted to
            subsidiaries of a Massachusetts-chartered mutual savings bank, and such activities are permitted to subsidiaries of a Massachusetts-chartered stock savings bank, by the rules, regulations, policies and practices of the Division, the FDIC, the FRB and any other federal or state authority having jurisdiction over such matters. All of the outstanding stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; is owned of record and beneficially by the Bank free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                  (v) The Company and the Bank have authorized Common Stock as set forth in the Prospectus, and the description of such Common Stock in the Registration Statement and the Prospectus is accurate in all material respects;

                  (vi) Upon consummation of the Reorganization and the Offering, the authorized, issued and outstanding equity capital of the Company will be as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" and, other than in the Reorganization, no shares of Common Stock, or securities exercisable into or exchangeable for Common Stock, will have been issued prior to the Closing Date; at the time of the Reorganization the Shares and the shares of Common Stock to be issued to the MHC will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment therefor as set forth in the Plan and the Prospectus, will be duly authorized and validly issued and fully paid and nonassessable, and at such time all such shares of Common Stock owned by the MHC will be owned of record and beneficially by the MHC free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and neither the issuance of the Shares nor the issuance of the shares of Common Stock to the MHC is subject to any preemptive rights;

                  (vii) The form of certificate used to evidence the Shares is in proper form and complies in all material respects with applicable Massachusetts and Federal laws and regulations;

                  (viii)Upon consummation of the Reorganization and the
            Offering, all of the issued and outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned of record and beneficially by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                  (ix) Each Reorganization Application has been approved by the applicable regulatory authority pursuant to the Reorganization Regulations, and, to such counsel's knowledge, no action has been taken or is pending or threatened to revoke any such approval;

                  (x) The execution and delivery of the Agreement and the
            consummation of the Reorganization have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Bank; and the Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 thereof may be unenforceable as against public policy or pursuant to
            Section 23A, as to which no opinion need be rendered);

                  (xi) The Bank is not in violation of its Massachusetts mutual charter or bylaws (and the Bank will not be in violation of its Massachusetts stock charter upon consummation of the Reorganization) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party as a borrower, a lessee or guarantor, or by which the Bank or any of its property may be bound as a borrower, a lessee or a guarantor; the execution and delivery of the Agreement, the incurrence of the obligations therein set forth and the consummation of the transactions contemplated therein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party as a borrower, a lessee or a guarantor, or by which it may be bound as a borrower, a lessee or a guarantor, or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Bank;

                  (xii) The information is the Registration Statement and
            Prospectus under the captions "Risk Factors", "Taxation," "Regulation of Westborough Savings Bank and Westborough Financial Services, Inc.," "The Reorganization and Offering," "Restrictions on Acquisition of Westborough Financial Services and Westborough Savings" and "Description of Capital Stock of Westborough Financial Services, Inc." to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

                  (xiii)Each Reorganization Application, as amended or
            supplemented, if amended or supplemented, as filed with the applicable regulatory authority complied as to form in all material respects with the requirements of the Reorganization Regulations;

                  (xiv) The Division's approval of the Plan remains in full
            force and effect; the Bank has duly adopted a Massachusetts stock charter and bylaws effective upon consummation of the Reorganization; the Company and the Bank have conducted the Reorganization in all material respects in accordance with the requirements of the Reorganization Regulations, federal law, all other applicable regulations, decisions and orders and the Plan, including all material applicable terms, conditions, requirements and conditions precedent to the Reorganization imposed upon the Company and the Bank by the Division, the Bank Board, the FDIC and the FRB; no order has been issued by the Division, the Bank Board, the FDIC or the FRB to suspend the Reorganization or the Offering and no action for such purpose has been instituted or, to such counsel's knowledge, threatened by the Division, the Bank

            Board, the FDIC or the FRB; and, to such counsel's knowledge, no person has sought to obtain review of the final action of the Division in approving the MHC Application or the Plan;

                  (xv) the Plan has been duly adopted by the required votes of the Board of Directors of the Company and the Board of Trustees and the corporators, including the "independent corporators", of the Bank;

                  (xvi) The Registration Statement, including any amendments thereto is effective under the Act and no stop order suspending effectiveness has been issued under the Act and, to such counsel's knowledge, no proceedings therefor have been initiated or threatened by the Commission or any state securities or Blue Sky authority;

                  (xvii) All conditions imposed by regulatory authorities in connection with their respective approvals of the Reorganization Applications have been satisfied, and no further approval, authorization, consent or other order of any federal or state board or body is required in connection with the execution and delivery of the Agreement, the issuance of the Shares and the consummation of the Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions;

                  (xvii) At the time the Registration Statement became
            effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Act and the SEC Regulations and (ii) the Prospectus (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Reorganization Regulations and federal and Massachusetts law; and

                  (xviii) None of the Company, the MHC or the Bank, is required to be registered as an investment company under the Investment Company Act of 1940.

                                    EXHIBIT C

                  (i) Each of the Company, the Bank and the Subsidiaries has the
            corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and each of the Company, the Bank and the Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations, income or prospects of the Company and the Bank taken as a whole;

                  (ii) The Company, the Bank and the Subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Bank and the Subsidiaries are in all material respects complying therewith;

                  (iii) There are no material legal or governmental proceedings pending or, to the actual knowledge of such counsel, threatened against or involving the assets of the Company, the Bank or any Subsidiary which are required to be disclosed in the Registration Statement and Prospectus other than those disclosed therein (provided that for this purpose such counsel need not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                  (iv) The Company is not in violation of its Articles of
            Organization and bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party as a borrower, a lessee or a guarantor, or by which the Company or any of its property may be bound as a borrower, a lessee or a guarantor; the execution and delivery of the Agreement, the incurrence of the obligations therein set forth and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party as a borrower, a lessee or a guarantor, or by which it may be bound as a borrower, a lessee or a guarantor, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Articles of Organization or Bylaws of the Company;

                  (v) None of the Subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such Subsidiary is a party as a borrower, lessee or a guarantor, or by which such Subsidiary or any of its property may be bound as a borrower, a lessee or a guarantor; the execution and delivery of the Agreement, the incurrence of the obligations therein set forth and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of any Subsidiary pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such Subsidiary is a party as a borrower, a lessee or a guarantor, or by which it may be bound as a borrower, a lessee or a guarantor, or to which any of the property or assets of such Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or bylaws of such Subsidiary;

                  (vi) To such counsel's knowledge, the Company, the Bank and the Subsidiaries have good and marketable title to all properties and assets which are material to the business of the Company, the Bank and the Subsidiaries, respectively, and to those properties and assets described in the Registration Statement as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except as such as are described in the Registration Statement and Prospectus (including the Liquidation Account) or are not material in relation to the business of the Company and the Bank taken as a whole.

                                    EXHIBIT D

            Based on such counsel's participation in conferences with representatives of the MHC, the Company, the Bank, its counsel, the independent appraiser, the independent certified public accountants, Trident and its counsel, review of documents and understanding of applicable law (including the requirements of Form SB-2 and the character of the Registration Statement contemplated thereby), nothing has come to such counsel's attention that would lead it to believe that the Reorganization Applications, the Registration Statement or the Prospectus, or any amendment or supplement thereto (except as to information in respect of Trident contained therein and except as to the financial statements, notes to financial statements, stock valuation information, financial tables and other financial and statistical data contained therein, as to which such counsel need express no comment), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or that the Prospectus, as amended (except as to information with respect of Trident contained therein and except as to financial statements, notes to financial statements, stock valuation information, financial tables and other financial and statistical data contained therein as to which such counsel need express no comment), as of the date of the Prospectus and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information in the Reorganization Applications, the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy or completeness thereof).


                                      D - 1